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                          CERTIFICATE OF INCORPORATION

                                       OF

                               REGISTER.COM CORP.



     THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     FIRST: The name of the corporation is Register.com Corp. (hereinafter called the "Corporation").

     SECOND: The registered office of the Corporation is to be located at 9 East Loockerman Street, in the City of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,428,571 of which (i) 12,000,000 shares shall be common stock, par value $0.0001 per share ("Common Stock"), and
(ii) 428,571 shares shall be exchangeable Preferred Stock, par value $0.0001 per share (the "Exchangeable Preferred").

     The following is a statement of the powers, preferences, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Exchangeable Preferred.

     2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). Except as provided by law, by the provisions hereof or by the provisions establishing any other series of convertible or exchangeable preferred stock of the Corporation, holders of Common Stock will vote such shares together with the holders of the Exchangeable Preferred and of any other outstanding series of stock, voting as a single class. There shall be no cumulative voting.

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     3. Dividends. Subject to the terms and provisions of the Exchangeable
Preferred, dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any participation rights of any then outstanding Exchangeable Preferred.

B.   EXCHANGEABLE PREFERRED STOCK.

The Exchangeable Preferred shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

     1. Voting. The holders of shares of Exchangeable Preferred shall vote together with the holders of shares of Common Stock as a single class on an As-Exchanged Basis (as hereinafter defined) on all matters coming before the Corporation's stockholders. The consent of a majority of the Exchangeable Preferred shall be required for any action that amends, alters or repeals the preferences, special rights, or other powers of the Exchangeable Preferred or which affects the Exchangeable Preferred adversely. As used herein, voting on an "As-Exchanged Basis" shall mean that each holder of shares of Exchangeable Preferred shall be entitled to cast, with respect to each such matter, such number of votes equal to the number of whole shares of Common Stock into which the shares of Exchangeable Preferred held by such holder shall then be exchangeable.

     2. Dividends. So long as shares of the Exchangeable Preferred are outstanding, no dividend shall be declared or made upon the Common Stock unless a dividend is declared, paid or set aside for payment on all outstanding shares of the Exchangeable Preferred in an amount equal to the dividend that would be payable on the Common Stock into which the Exchangeable Preferred is then exchangeable.

     3. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Exchangeable Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock, by reason of their ownership thereof, an amount equal to $7.00 per share of Exchangeable Preferred.

     4. Optional Exchange. The holders of the Exchangeable Preferred shall have the following exchange rights (the "Exchange Rights"):

        (a) Right to Exchange. (i) Each share of Exchangeable Preferred shall be exchangeable, at the option of the holder thereof, at any time prior to the Automatic Exchange Date (as hereinafter defined) and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.00 by the lesser of (x) $7.00 or (ii) the lowest per share Consideration (as defined below) received by the Corporation for the issuance of Additional Shares of Equity Securities (as defined below) by the Corporation prior to the Exchange Deadline (as defined below) (the "Exchange Price").

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           (ii) The term "Consideration" for the issuance of Additional Shares of Equity Securities shall mean the consideration per share received by the Corporation computed as follows:

              (1) Cash and Property. Such consideration shall:

                 (A) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                 (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                 (C) in the event Additional Shares of Equity Securities are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

              (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Equity Securities which take the form of options and convertible securities, shall be determined by dividing

                 (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

                 (B) the maximum number of shares of each class of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such convertible securities.

           (iii) The term "Additional Shares of Equity Securities" as used herein shall mean all shares of equity securities issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, and any security convertible into or exchangeable for any equity securities issued by the Corporation, including without limitation all rights, options or warrants to subscribe for, purchase or otherwise acquire any class of Common Stock or convertible securities issued by the Corporation, except that Additional Shares of Equity Securities shall not include shares of Common Stock issued or issuable:

                 (A) upon issuance or exercise of options to acquire Common Stock granted pursuant to the Register.Com Corp. 1997 Employee Stock Option Plan, not exceeding 500,000 shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting shares of Common Stock) unless such options which have not been granted on the date hereof are granted at an exercise price reflecting greater than a 25% discount on the greater of (x) the fair market value thereof, as determined by the Board of Directors in good faith, and (y) $7.00;

                 (B) upon exercise of warrants or options being granted or issued prior to the issuance of the Exchangeable Preferred;

                 (C) upon issuance or exercise of a warrant to Legg Mason Wood Walker Incorporated pursuant to its entrance into that certain engagement letter dated January 14, 1999 with the Corporation; and

                 (D) upon issuance or exercise of any warrants to vendors of the Corporation or its predecessor that were being negotiated at the time of the issuance of the Exchangeable Preferred by the Corporation's predecessor and were disclosed to Palisade Private Partnership, L.P. prior to such issuance.

           (iv) No Impairment. The Corporation will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Exchangeable Preferred against impairment.

        In the event of a liquidation of the Corporation, the Exchange Rights of the Exchangeable Preferred shall terminate at the close of business on (i) the third full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of such series or (ii) any earlier Automatic Exchange Date, as hereinafter defined.

        (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon exchange of Exchangeable Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of shares of Common Stock (as reasonably determined by the Corporation).

        (c) Mechanics of Exchange.

           (i) In order for a holder of Exchangeable Preferred to exchange shares thereof into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares, at the office of the transfer agent for such shares (or at the principal office of the Corporation, if the Corporation serves as its own transfer agent with respect to such shares), together with written notice that such holder elects to exchange all or any number of the shares of Exchangeable Preferred represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for exchange shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt by the transfer agent of such certificates and notice for such shares (or by the Corporation, if the Corporation serves as its own transfer agent for such shares) shall be the exchange date ("Exchange Date"). The Corporation shall, as soon as practicable after the Exchange Date, issue and deliver at such office to such holder, or to his or its nominee, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

           (ii) The Corporation shall at all times when any shares of Exchangeable Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the exchange of shares of such series, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the exchange of all shares of Exchangeable Preferred outstanding or reserved for issuance.

           (iii) Upon any such exchange, no adjustment to the Exchange Price shall be made for any dividends on any share of Exchangeable Preferred surrendered for exchange or on the Common Stock delivered upon exchange.

           (iv) All shares of Exchangeable Preferred that shall have been surrendered for exchange as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Exchange Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Exchangeable Preferred so exchanged shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Exchangeable Preferred accordingly.

           (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon exchange of shares of Exchangeable Preferred pursuant to this Section B(4). The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Exchangeable Preferred so exchanged were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the issuance of Exchangeable Preferred effect a subdivision of the outstanding Common Stock, the Exchange Price then in effect with respect to the Exchangeable Preferred immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the issuance of Exchangeable Preferred combine the outstanding shares of Common Stock, the Exchange Price with respect to the Exchangeable Preferred then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

        (e) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), then, and in each such event, the holders of shares of Exchangeable Preferred shall have the right thereafter to exchange such shares into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, or other change, as would be received by holders of the number of shares of Common Stock into which such shares of Exchangeable Preferred might have been exchanged immediately prior to such reclassification or change.

        (f) Certificate as to Adjustments. Upon the occurrence of each adjustment of the Exchange Price applicable to the Exchangeable Preferred pursuant to this Section B(4), the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Exchangeable Preferred a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Exchangeable Preferred, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments, (ii) the Exchange Price applicable to the Exchangeable Preferred then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the exchange of a share of Exchangeable Preferred.

        (g) Notice of Record Date. In the event: (i) that the Corporation subdivides or combines its outstanding shares of Common Stock; (ii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock ); or (iii) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of Exchangeable Preferred, and shall cause to be mailed to the holders of shares of Exchangeable Preferred at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating (A) the record date of such subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such subdivision or combination are to be determined, or (B) the date on which such reclassification, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, sale, dissolution or winding up.

     5. Automatic Exchange.

        (a) Upon the earlier to occur of (i) the later of (x) August 15, 1999 and (y) the closing of any private sale of Additional Shares of Equity Securities or other financing transactions by the Corporation; provided that on August 15, 1999 a bona fide letter of intent or term sheet for such private sale or other financing shall have been provided by or to the Corporation and the Corporation shall have been in the process of negotiating the terms of such offering with one or more investors; provided, further, that in the event such negotiations have been abandoned by either the Corporation, in its sole discretion, or the investor(s) with whom the Corporation was in the process of negotiating, such closing, for the purposes of this Section 5(a), shall be deemed to have occurred on the date of such abandonment, and (ii) a public offering of the Company's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (in each case, the "Exchange Deadline"), then (x) all outstanding shares of Exchangeable Preferred shall automatically be exchanged into shares of Common Stock, at the then effective Exchange Price for the applicable series and (y) the number of authorized shares of Exchangeable Preferred shall be automatically reduced by the number of shares of Exchangeable Preferred so exchanged, and all references to the shares thereof shall be deleted and shall be of no further force or effect.

        (b) All holders of record of shares of Exchangeable Preferred to be so exchanged shall be given written notice of the Automatic Exchange Date and the place designated for automatic exchange of all such shares. Such notice need not be given in advance of the occurrence of the Automatic Exchange Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of such shares at such holder's address last shown on the records of the transfer agent for such shares (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Exchangeable Preferred shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section B(5). On the Automatic Exchange Date, all rights with respect to the shares of Exchangeable Preferred so exchanged, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such shares have been exchanged. If so required by the Corporation, certificates surrendered for exchange shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Automatic Exchange Date and the surrender of the certificate or certificates for the shares so exchanged, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such exchange in accordance with the provisions hereof and cash as provided in clause (b) of Section B(4) in respect of any fraction of a share of Common Stock otherwise issuable upon such exchange.

        (c) All certificates evidencing exchanged shares required to be surrendered in accordance with the provisions hereof shall, from and after the Automatic Exchange Date, be deemed to have been retired and cancelled, and the shares of Exchangeable Preferred represented thereby exchanged into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for Stockholder action) as may be necessary to reduce the authorized Exchangeable Preferred accordingly.

     FIFTH: The name and mailing address of the incorporator is: Hope A. Wankel, c/o Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.

     SIXTH: The election of directors need not be by written ballot unless the by-laws so provide.

     SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal by-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     NINTH: Anything to the contrary in this Certificate of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. The modification or repeal of this Article Ninth shall not affect the restriction hereunder of a director's personal liability for any act or omission occurring prior to such modification or repeal.

     I, the undersigned, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand and seal this 11th day of May, 1999.


                                       /s/ Hope A. Wankel
                                       ------------------------------
                                       Hope A. Wankel, Incorporator
                                       c/o Loeb & Loeb LLP
                                       345 Park Avenue
                                       New York, New York 10154

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF

                               REGISTER.COM CORP.


         Register.com Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         First: That the sole incorporator adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

         RESOLVED, that Article FIRST of the Certificate of Incorporation of Register.com Corp. be amended in its entirety to read as follows:


         "FIRST: The name of the corporation is Register.com, Inc. (hereinafter called the "Corporation")."

         RESOLVED, that Article FOURTH of the Certificate of Incorporation of Register.com Corp. in its entirety to read as follows:

         FOURTH:

                  A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000, of which
         (i) 25,000,000 shares shall be Common Stock, par value $0.0001 per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"). Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (the "Board of Directors"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolutions of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolutions of the Board of Directors providing for the issuance of such series Preferred Stock. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

         Second: The Corporation has no stockholders of record, no subscribers for shares whose subscriptions have been accepted and no directors.

         Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Register.com Corp. has caused this certificate to be signed by Hope Wankel, its sole incorporator this 17th day of June, 1999.

                                              REGISTER.COM CORP.


                                              By:/s/ Hope Wankel
                                                 -------------------------------
                                                 Hope Wankel, Sole Incorporator


                                       2